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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Infocure Corporation
1765 The Exchange, Suite 450
Atlanta, Georgia 30339


We hereby consent, as independent public accountants, to the incorporation into this Registration Statement on Form S-3 of our report dated March 5, 1997, on the financial statements of Software Manufacturing Group, Inc. (and to all references to our Firm), by reference to such report and in Infocure's Current Report on Form 8-K dated January 15, 1998 and any amendment thereto.


                                        /s/ Habif, Arogeti & Wynne, P.C.
                                        -------------------------------------
                                        HABIF, AROGETI & WYNNE, P.C.



Atlanta, Georgia
January 22, 1999